Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 2, 2020, relating to the consolidated financial statements of BridgeBio Pharma, Inc., appearing in the Annual Report on Form 10-K of BridgeBio Pharma, Inc. for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California

July 28, 2020